Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:
Edward Nichols
Manakoa Services Corporation, Phone 303.327.5200 x664 enichols@manakoa.com, www.manakoa.com
OR
Jason McGregor
Interlink Group, LLC, Phone 303-790-0908 www.interlinkgroup.com

Investors:
Jordan Silverstein/John Nesbett
The Investor Relations Group Phone: 212.825.3210


Manakoa Announces Channel Partner Relationship with Leading Service Provider Interlink Group

BOULDER,  Colo.--June 14,  2005--Manakoa  Services  Corporation  (OTC BB: MKOS -
News), a pioneer in Enterprise Risk Management focused on regulatory compliance, commenced a channel partnership with the Interlink Group LLC, one of the largest, most experienced private technology services companies in the Western United States. Under the agreement Interlink will provide consultant and managed services in support of the Manakoa suite of software products. These products include the recently announced System Control Management Pack(TM) for Microsoft Operations Manager and the Manakoa Compliance Services software. The two companies are teaming to provide automated solutions to organizations needing to respond to such legislation as the Sarbanes-Oxley Act, HIPAA, GLBA, and the Federal Information Security Management Act. As Microsoft partners, both Manakoa and Interlink offer these solutions based upon Microsoft's Trustworthy Computing architecture.

"Interlink is a pre-eminent service provider and a trusted partner. We are extremely excited about this new relationship because regulatory compliance, by its very nature, involves complex and sensitive information," stated Edward Nichols, Senior Vice President of Business Development. "Interlink's fifteen year history is hallmarked by its ability to effectively meet these types of service demands."

Microsoft Corporation brought the parties together through the Microsoft Partner Program, Security Solutions Competency. "Microsoft is committed to helping our customers secure their infrastructure and supporting them in meeting their IT regulatory compliance commitments. Our security partner ecosystem plays a major role in this effort. Bringing partners like Manakoa and the Interlink Group together helps drive security market innovation building great regulatory compliance solutions for mutual customers," stated Thomas Dawkins, Senior Security Product Manager, Microsoft Corporation. "This level of innovation reduces our customer's effort to find the right solutions to meet their regulatory obligations."

"We recognize the expanding needs of our customers to cope with risk management and regulatory compliance issues," concluded Jason McGregor, Interlink Chief Operating Officer. "Our ability to offer services built around the Manakoa and Microsoft platform solution set is an important step to meeting customer requirements in a repeatable and cost effective manner."

About Manakoa Services Corporation

Manakoa (www.Manakoa.com) is an independent software vendor company addressing the multi-billion dollar IT security, IT compliance, and regulatory compliance marketplace. Manakoa's security and compliance solutions suite offers advanced automation software designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. Manakoa's flagship products provide unique templates for analyzing compliance with United States regulations such as the Gramm Leach Bliley Act, Sarbanes-Oxley, FISMA, and HIPPA. Stand-alone components of the suite include the Manakoa KnowledgeBase(TM), Manakoa Compliance Services(TM), Manakoa System Control Management Pack(TM), and Compliance Auditing Management Packs (CAMP)(TM) The Company is the only corporation to have multiple individuals named as Microsoft 2005 Most Valuable Professional in the field of security. For Investor Information contact: The Investor Relations Group, Inc. Jordan Silverstein or John Nesbett 212-825-3210

About Interlink Group, LLC

Founded in 1989, Interlink delivers technology solutions that reach every part of a business - from the infrastructure that keeps operations running efficiently and securely, to the front-end systems that interface with employees, customers, partners, and remote workers to connect them seamlessly with the business and with each other. These solutions keep businesses on the forefront of technology and help them to work better and smarter, to lower their costs, and to improve their financial returns. Interlink has a distinctive position in the IT marketplace with the ability to apply deep skills across a broad range of technical disciplines and has won over numerous clients who look to Interlink for technology insight and strategic recommendations. Interlink is a Microsoft Gold Certified Partner and the recipient of many industry awards of distinction.

Under the Private Securities Litigation Reform Act--with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the Company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. The Company does not assume, and expressly disclaims, any obligation to update these forward-looking statements.